LEGG MASON & Co., LLC
                                 CODE OF ETHICS


                          Effective Date: April 2, 2007

















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                                TABLE OF CONTENTS

         Topic                                                              Page



I. Introduction                                                                1

         A. Individuals Covered by the Code                                    1

         B. Standards of Business Conduct                                      1

         C. Duty to Report Violations                                          2

II. Personal Securities Transactions                                           2

         A. Prohibited Transactions in Individual Securities                   2

         B. Prohibited Transactions in Reportable Funds                        3

C.       Pre-Approval of Investments in Initial Public Offerings               4
                  And Private Placements

         D. Reporting and Trading Requirements                                 4

III.     Compliance with the Code of Ethics                                    7

         A. Surveillance                                                       7

         B. Remedies                                                           8

         C. Exceptions to the Code                                             8

IV. Definitions                                                                8

         A. General Defined Terms                                              8

         B. Terms Defining the Scope of a Beneficial Interest                  9

         C. Terms Defining the Scope of a Reportable Securities Transaction   10




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Appendices to the Code:    Page

  Appendix A        Request for Approval to Invest in an Initial Public     A-1
                    Offering or Private Placement

  Appendix B        Acknowledgment of Receipt of Code of Ethics,            B-1
                    Personal Holdings Report and Annual Certification

  Appendix C        Request for Approval of an Outside Securities Account   C-1

  Appendix D        Certificate for Managed Accounts or Mutual Fund-Only    D-1
                    Accounts

  Appendix E.       Form Letter to Request Duplicate Confirmations and      E-1
                    Periodic Statements from Financial Intermediaries

  Appendix F.       Annual Certificate for Outside Retirement Accounts      F-1








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                            LEGG MASON CODE OF ETHICS


I.       INTRODUCTION

A. Individuals Covered by the Code. This Code applies to all employees of Legg Mason & Co., LLC and interested directors of the Proprietary Funds who are not otherwise subject to another code of ethics adopted pursuant to either Rule 17j-1 under the Investment Company Act or Rule 204A-1 under the Investment Advisers Act ("Covered Persons").

         1. Without limiting the generality of the foregoing, this Code covers all employees of Legg Mason & Co., LLC who perform services on behalf of the Proprietary Funds as part of the following regulated entities:

                  a. Legg Mason Investor Services, LLC ("LMIS")

                  b. Legg Mason Fund Adviser, Inc. ("LMFA")

                  c. Legg Mason Partners Fund Advisor, LLC ("LMPFA")

         2. For the avoidance of doubt, each of the Legg Mason Registered Advisers (other than LMFA and LMPFA) have adopted their own codes of ethics, and employees of the Legg Mason Registered Advisers who are subject to the requirements of those codes of ethics (including any who may be registered representatives of LMIS) are not subject to the requirements of this Code.

B. Standards of Business Conduct. This Code is based on the principle that Legg Mason and its affiliates owe a fiduciary duty to Legg Mason's clients, and that all Covered Persons must therefore avoid activities, interests and relationships that might (i) present a conflict of interest or the appearance of a conflict of interest, or (ii) otherwise interfere with Legg Mason's ability to make decisions in the best interests of any of its clients. In particular, Covered Persons must at all times comply with the following standards of business conduct:

         1. Compliance with Applicable Law. All Covered Persons must comply with the Federal Securities Laws that apply to the business of Legg Mason.

         2. Clients Come First. Covered Persons must scrupulously avoid serving their personal interests ahead of the interests of clients. For example, a Covered Person may not induce or cause a client to take action, or not to take action, for the Covered Person's personal benefit at the expense of the client's best interests.

         3. Avoid Taking Advantage. Covered Persons may not use their knowledge of the Legg Mason Registered Advisers' investment activities or client portfolio holdings to profit by the market effect of such activities or to engage in short-term or other abusive trading in Reportable Funds.

         4. Avoid Other Inappropriate Relationships or Activities. Covered Persons should avoid relationships or activities that could call into question the Covered Person's ability to exercise independent judgment in the best interests of Legg Mason's

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                  clients. In particular, Covered Persons should take note of the provisions of the Legg Mason, Inc. Code of Conduct and the Legg Mason, Inc. Employee Handbook that pertain to confidentiality, corporate opportunities, gifts and entertainment, insider trading and outside business activities. In addition, Covered Persons who are registered representatives of LMIS should also take note of LMIS's policies and procedures pertaining to these activities.

         5. Observe the Spirit of the Code. Doubtful situations should be resolved in favor of Legg Mason's clients. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any personal Securities Transactions or other course of conduct that might indicate an abuse of these governing principles.

C. Duty to Report Violations. Covered Persons must promptly report all violations of this Code to the Compliance Department.


II.      PERSONAL SECURITIES TRANSACTIONS

A. Prohibited Transactions in Individual Securities. Covered Persons are subject to the following restrictions on their personal trading activities in individual securities:

         1. Fraudulent Transactions. In connection with the purchase or sale, directly or indirectly, by a Covered Person of (A) a Reportable Security which, within the most recent fifteen (15) calendar days, (i) is or has been held by a Legg Mason client, or (ii) is being or has been considered by a Legg Mason Registered Adviser for purchase by a client, or (B) an Equivalent Security thereof, Covered Persons are prohibited from:

                  a. employing any device, scheme or artifice to defraud Legg Mason's clients,

                  b. making any untrue statement of a material fact or omitting to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading,

                  c. engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on Legg Mason's clients, or

                  d. engaging in any manipulative practice with respect to Legg Mason's clients.

         2. Inside Information. Covered Persons are prohibited from engaging in any transaction in a Security (or Equivalent Security) at a time when the Covered Person is in possession of material non-public information regarding the Security or the issuer of the Security.

         3. Market Manipulation. Covered Persons are prohibited from engaging in any transactions in a Security (or Equivalent Security) intended to raise, lower or maintain the price of that Security or to create a false appearance of active trading in that Security.


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         4.       Trading on the Knowledge of Client Transactions. Covered
                  Persons are prohibited from engaging in any transactions in a Security (or an Equivalent Security) on the basis of any information they may be in possession of to the effect that
                  (i) a Legg Mason Registered Adviser is or may be considering an investment in or sale of such Security on behalf of its clients or (ii) has or may have an open order in such Security on behalf of its clients.

         5. Legg Mason, Inc. Stock. Covered Persons are prohibited from engaging in any transaction in Legg Mason securities that is not in compliance with the "Legg Mason, Inc. Policies and Procedures Regarding Acquisitions and Dispositions of Legg Mason Securities," as the same may be amended from time to time. A copy of this policy is available on the Legg Mason Legal and Compliance Website.

B.      Prohibited Transactions in Reportable Funds.

         1. Market Timing in Reportable Funds. No Covered Person may use his or her knowledge of the portfolio holdings or investment activities of a Reportable Fund to engage in any short-term or other abusive trading strategy involving such Fund that may conflict with the best interests of the Fund and its shareholders.

         2. 60-Day Holding Period for Investments in Proprietary Funds. Subject to the exemptions set forth below, no Covered Person may sell (or exchange out of) shares of a Proprietary Fund in which the Covered Person has a Beneficial Interest within sixty (60) calendar days of a purchase of (or exchange into) shares of the same Proprietary Fund for the same account, including any individual retirement account or 401(k) participant account.

                  The following Securities Transactions involving Proprietary Funds are exempt from the 60-day minimum holding period requirement set forth in this Section II.B.2:

                  a. Money Market Funds and Other Short-Term Trading Vehicles. Purchases or redemptions of Proprietary Funds that are money market funds or that hold themselves out as short-term trading vehicles.

                  b. Managed Accounts. Transactions in Proprietary Funds held in a Managed Account in connection with which the Covered Person is neither consulted nor advised of the trade before it is executed.

                  c. Systematic Investment. Purchases or redemptions of Proprietary Funds pursuant to an Automatic Investment Plan where a prescribed purchase or sale is made automatically on a regular predetermined basis without affirmative action by the Covered Person or pursuant to a similar arrangement approved by the Compliance Department (for example, automated payroll deduction investments by 401(k) participants or automatic dividend reinvestment).

                  d. Non-Material 401(k) Account Reallocations. Reallocations of a Covered Person's current holdings in his or her 401(k) participant account as long as this reallocation does not materially alter (by more than $5000) the portion of the account that is invested in a particular Proprietary Fund.


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C.       Pre-Approval of Investments in Initial Public Offerings and Private
         Placements. Covered Persons are prohibited from acquiring a Beneficial Interest in a Reportable Security through an initial public offering (other than a new offering of securities issued by a registered open-end investment company) or Private Placement without the prior written approval of the Compliance Department. Requests for such approval shall be submitted to the Compliance Department through Sunguard/PTA using substantially the form of "Request for Approval to Invest in an Initial Public Offering or Private Placement" attached hereto as Appendix A.

D.       Reporting and Trading Requirements

         1. Acknowledgement of Receipt; Initial and Periodic Disclosure of Personal Holdings; Annual Certification.

                  a. Within ten (10) calendar days of becoming a Covered Person under this Code, each Covered Person must acknowledge that he or she has received and reviewed a copy of the Code, and has disclosed all Securities holdings in which such Covered Person has a Beneficial Interest.

                  b. Thereafter, on an annual basis, each Covered Person shall give the same acknowledgements and, in addition, shall certify that he or she has complied with all applicable provisions of the Code.

                  c. Such acknowledgments and certifications shall be provided through Sunguard/PTA using substantially the form of the "Acknowledgement of Receipt of Code of Ethics, Personal Holdings Report and Annual Certification" attached hereto as Appendix B.

         2. Execution of Personal Securities Transactions.

                  a. Approved Accounts. Unless one of the following exceptions applies, Covered Persons must execute their personal securities transactions involving any Reportable Securities or Reportable Funds in which they have or acquire a Beneficial Interest through one of the following two types of accounts ("Approved Accounts"):

                           i. Approved Securities Accounts - securities accounts with financial intermediaries that have been approved by the Compliance Department (an "Approved Securities Account"), or

                           ii. Approved Retirement Accounts - participant accounts in retirement plans approved by the Compliance Department on the grounds that either (i) automated feeds into Sunguard/PTA have been established, or (ii) sufficient policies and procedures are in place to protect any Reportable Funds that may be in the plan from the types of activities prohibited by Sections A and B above (an "Approved Retirement Account").(1)

--------
(1) A list of the approved financial intermediaries and retirement plans may by found on the Legal and Compliance home page on LMEX.


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                  b.       Exceptions. The following types of accounts are
                           exempt from the requirements of section 2.a above, subject to compliance with the conditions set forth below:

                           i. Mutual Fund-Only and Managed Accounts. Covered Persons may have or acquire a Beneficial Interest in Mutual Fund-Only and Managed Accounts that are not Approved Securities Accounts, provided that the requirement set forth in this Code relating to a Managed Account or Mutual Fund-Only Account, as the case may be, are satisfied. To qualify for this exemption, a Covered Person must deliver to the Compliance Department through Sunguard/PTA a certification in substantially the form of the "Certificate for Managed Accounts or Mutual Fund-Only Accounts" attached hereto as Appendix D.

                           ii. Outside Retirement Accounts. Covered Persons may have or acquire a Beneficial Interest in a retirement account other than an Approved Retirement Account (an "Outside Retirement Account), provided that the Covered Person complies with the certification or reporting requirements set forth in Section 3.c below.

                           iii. Dividend Reinvestment Plans. Covered Person may have or acquire a Beneficial Interest in securities held in a dividend reinvestment plan account directly with the issuer of the securities (a "Dividend Reinvestment Plan"), subject to compliance with the requirements of Section 3.a below.

                  c. Outside Securities Accounts. Covered Persons that have or acquire a Beneficial Interest in a securities account other than an Approved Account, Mutual Fund-Only Account, Managed Account or Outside Retirement Account (an "Outside Securities Account") must obtain the prior written approval to maintain such account from the Compliance Department.

                           i.       A request for such approval must be
                                    submitted to the Compliance Department
                                    through Sunguard/PTA using substantially the form of "Request for Approval for an Outside Securities Account" attached hereto as Appendix C. Such approvals will only be granted in extraordinary circumstances.

                           ii. If the Compliance Department does not approve such request, the Covered Person must arrange to transfer or convert such account into an Approved Account, Managed Account, Mutual Fund-Only Account or Outside Retirement Account as promptly as practicable.

         3. Transaction Reporting Requirements. Covered Persons shall report all Securities Transactions in which they have a Beneficial Interest to the Compliance Department in accordance with the following provisions:

                  a. Approved Accounts, Managed Accounts, Mutual Fund Only and Dividend Reinvestment Plan Accounts. Covered

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                           Persons will not be required to arrange for the
                           delivery of duplicate copies of confirmations or periodic statements for any Approved Accounts, Managed Accounts, Mutual Fund Only Accounts or Dividend Reinvestment Plans in which they have or acquire a Beneficial Interest. However, the existence of all such accounts must be disclosed to the Compliance Department pursuant to either Section II.D.1 above or II.D.4 below. In addition, copies of any statements for any Managed Accounts, Mutual Fund Only Accounts or Dividend Reinvestment Plans must be made available for review at the specific request of the Compliance Department.

                  b. Outside Securities Accounts. For any Outside Securities Account approved by the Compliance Department, a Covered Person must arrange for the Compliance Department to receive, directly from the applicable broker-dealer, bank or other financial intermediary, duplicate copies of each confirmation and periodic statement issued by such financial intermediary in respect of such Outside Securities Account.

                           i. Periodic statements must be received by the Compliance Department no later than thirty
                                    (30) calendar days after the close of each calendar quarter. Confirmations must be delivered to the Compliance Department contemporaneously with delivery to the applicable Covered Person.

                           ii. A form of letter that may be used to request duplicate confirmations and periodic statements from financial intermediaries is attached as Appendix E. If a Covered Person is not able to arrange for duplicate confirmations and periodic statements to be sent, the Covered Person must immediately cease trading in such account and notify the Compliance Department.

                           iii.     It shall be the Covered Person's
                                    responsibility to promptly input into
                                    Sunguard/PTA all initially required
                                    information relating to any holdings in an Outside Securities Account and to notify the Compliance Department on the same day of any subsequent Securities Transactions in such Outside Securities Account.

                  c. Outside Retirement Accounts. For any Outside Retirement Account in which a Covered Person has a Beneficial Interest, such Covered Person must either:

                           i. Certify on an annual basis that such account does not hold any shares of a Reportable Fund or Reportable Security and that no Securities Transactions involving a Reportable Fund or Reportable Security have been executed in such account (such certifications shall be provided to the Compliance Department through Sunguard/PTA using substantially the form of the "Annual Certificate for Outside Retirement Accounts" attached hereto as Appendix F); or

                           ii.      If a Covered Person is unable to provide

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                                    such certification with respect to an
                                    Outside Retirement Account, the Covered
                                    Person must notify the Compliance Department and arrange for the Compliance Department to receive, directly from the applicable financial intermediary, duplicate copies of each confirmation and periodic statement issued by such financial intermediary in respect of such Outside Retirement Account.

                                    (a)     Periodic statements must be received
                                            by the Compliance Department no
                                            later than thirty (30) calendar days
                                            after the close of each calendar
                                            quarter. Confirmations must be
                                            delivered to the Compliance
                                            Department contemporaneously with
                                            delivery to the applicable Covered
                                            Person.

                                    (b)     A form of letter that may be used to
                                            request duplicate confirmations and
                                            periodic statements from financial
                                            intermediaries is attached as
                                            Appendix E. If a Covered Person is
                                            not able to arrange for duplicate
                                            confirmations and periodic
                                            statements to be sent, the Covered
                                            Person must immediately cease
                                            trading in such account and notify
                                            the Compliance Department.

                                    (c)     It shall be the Covered Person's
                                            responsibility to promptly input
                                            into Sunguard/PTA all initially
                                            required information relating to any
                                            holdings in an Outside Retirement
                                            Account and to notify the Compliance
                                            Department on the same day of any
                                            subsequent Securities Transactions
                                            in such Outside Retirement Account.

         4. New Reportable Accounts. If a Covered Person opens a new reportable account that has not previously been disclosed, the Covered Person must notify the Compliance Department in writing within ten (10) calendar days of the existence of the account and make arrangements to comply with the requirements set forth in Sections II.D.2 & 3 above.

         5. Disclaimers. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

         6. Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to the CCO of any affected Legg Mason Registered Adviser or Reportable Fund, the board of directors of each company employing the Covered Person, the board of directors of any affected Reportable Fund, the Compliance Department, the Covered Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities and Exchange Commission, any self-regulatory organization of which Legg Mason is a member, any state securities commission, and any attorney or agent of the foregoing or of the Reportable Funds.

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III.     COMPLIANCE WITH THE CODE OF ETHICS

A. Surveillance. The Compliance Department shall be responsible for maintaining a surveillance program reasonably designed to monitor the personal trading activities of all Covered Persons for compliance with the provisions of this Code and for investigating any suspected violation of the Code. Upon reaching the conclusion that a violation of the Code has occurred, the Compliance Department shall report the results of such investigation to the applicable Covered Person, the Covered Person's department manager and to the CCOs of any affected Legg Mason Registered Adviser or Reportable Fund.

B.       Remedies

         1. Authority. The Compliance Department has authority to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly comply with any sanction directive may result in the imposition of additional sanctions.

         2. Sanctions. If the Compliance Department determines that a Covered Person has committed a violation of the Code, the Compliance Department may, in consultation with the Human Resources Department and the Covered Person's supervisor, as appropriate, impose sanctions and take other actions as it deems appropriate, including a verbal warning, a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of employment of the violator for cause. The Compliance Department may also require the Covered Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result. The amount of profit shall be calculated by the Compliance Department. No member of the Compliance Department may review his or her own transaction or those of his or her supervisors. If necessary, the General Counsel of Legg Mason or the CCO of the relevant Legg Mason Registered Adviser shall review these transactions.

C. Exceptions to the Code. Although exceptions to the Code will rarely be granted, the Compliance Department may grant exceptions to the requirements of the Code if the Compliance Department finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing.


IV.      DEFINITIONS

When used in the Code, the following terms have the meanings set forth below:

A. General Defined Terms.

         "CCO" means the Chief Compliance Officer of any Reportable Fund, Legg Mason Registered Adviser or Legg Mason entity that is a principal underwriter of a Reportable Fund.

         "Code" means this Code of Ethics, as the same may be amended from time to time.

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         "Compliance Department" means the Legal and Compliance Department of
         Legg Mason.

         "Covered Person" means any employee of Legg Mason & Co., LLC who is covered by this Code in accordance with the provisions of Section I.A above.

         "Federal Securities Laws" means the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Investment Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to Legg Mason and any Reportable Funds, and any rule adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

         "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Legg Mason" means Legg Mason, Inc. and its subsidiaries and affiliates.

         "Legg Mason Registered Advisers" means those subsidiaries of Legg Mason that are registered as investment advisers under the Investment Advisers Act.

         "Sunguard/PTA" means Sunguard Personal Trading Assistant, a web browser-based automated personal trading compliance platform used by the Compliance Department to administer this Code.

B.       Terms Defining the Scope of a Beneficial Interest in a Security.

         "Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

         A Covered Person is deemed to have a Beneficial Interest in the following:

         1.       any Security owned individually by the Covered Person;

         2. any Security owned jointly by the Covered Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

         3. any Security in which a member of the Covered Person's Immediate Family has a Beneficial Interest if:

                  a. the Security is held in an account over which the Covered Person has decision making authority (for example, the Covered Person acts as trustee, executor, or guardian); or

                  b. the Security is held in an account for which the Covered Person acts as a broker or investment adviser representative.

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         A Covered Person is presumed to have a Beneficial Interest in any
         Security in which a member of the Covered Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Covered Person

         Any uncertainty as to whether a Covered Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

         "Immediate Family" of a Covered Person means any of the following persons:

        child                        grandparent                son-in-law
        stepchild                    spouse                     daughter-in-law
        grandchild                   sibling                    brother-in-law
        parent                       mother-in-law              sister-in-law
        stepparent                   father-in-law

         Immediate Family includes adoptive relationships, domestic partner relationships and other relationships (whether or not recognized by law) that the Compliance Department determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety, which this Code is intended to prevent.

C.       Terms Defining the Scope of a Reportable Transaction.

         "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

         "Equivalent Security" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or Security otherwise convertible into that Security. Options on Securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

         "Managed Account" means an account where a Covered Person has no knowledge of the transaction before it is completed (for example, transactions effected for a Covered Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Covered Person, in connection with which the Covered Person is neither consulted nor advised of the trade before it is executed).

         "Mutual Fund-Only Account" means a Securities account or account held directly with a mutual fund that holds only non-Reportable Funds and in which no other type of Securities may be held. For purposes of this Code, a Mutual Fund-Only Account includes a 529 plan account that holds only non-Reportable Funds and in which no other type of Securities may be held.

         "Private Placement" means a Securities offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to Rules

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         504, 505 or 506 of Regulation D under the Securities Act.

         "Proprietary Fund" means an open-end investment company registered under the Investment Company Act (or any portfolio or series thereof, as the case may be) that is part of one of the fund families sponsored by Legg Mason or its affiliates, including the fund families known as the Legg Mason Partners Funds, the Legg Mason Funds, the Western Asset Funds, the Royce Funds, the Barrett Growth Fund or the Barrett Opportunity Fund.

         "Reportable Fund" means (a) any fund registered under the Investment Company Act for which a Legg Mason Registered Adviser serves as an investment adviser, or (b) any fund registered under the Investment Company Act whose investment adviser or principal underwriter is controlled by or under common control with Legg Mason. For purposes of this definition, "investment adviser" has the same meaning as it does in section 2(a)(20) of the Investment Company Act, and "control" has the same meaning as it does in Section 2(a)(9) of the Investment Company Act.

         "Reportable Security" means any Security (as defined herein) other than the following types of Securities:

                  1.       direct obligations of the Government of the United
                           States;

                  2. bankers acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  3. shares of open-end mutual funds that are not Reportable Funds.

         "Securities Transaction" means a purchase or sale of Securities in which a Covered Person has or acquires a Beneficial Interest.

         "Security" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, closed-end investment companies, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

                                   APPENDICES

                                                                      Appendix A

                      REQUEST FOR APPROVAL TO INVEST IN AN
                 INITIAL PUBLIC OFFERING OR A PRIVATE PLACEMENT



To:      Legg Mason Legal and Compliance Department


1. Pursuant to Section II.C. of the Legg Mason & Co. LLC Code of Ethics (the "Code"), I hereby request that the Compliance Department grant approval to acquire a Beneficial Interest in the following Reportable Security(ies) through an Initial Public Offering or Private Placement:

         Reportable Security Name(s)

         ---------------------------------------------------------------

         ---------------------------------------------------------------

         Instructions:

        o Please attach a copy of the applicable prospectus, private placement memorandum or other relevant offering document

2. In making this request of the Legal and Compliance Department, I hereby certify to the following:

         a. To the best of my knowledge, if approved, my purchase will not misappropriate an investment opportunity that was or should have been first offered to any clients of Legg Mason;


         b. I am not receiving a personal benefit, in the form of this opportunity to invest in this Initial Public Offering or Private Placement, for directing client business or brokerage for any Legg Mason investment advisory subsidiary, or by virtue of my position as an employee of Legg Mason, Inc. or any of its subsidiaries; and

         c. I am not aware of any Legg Mason investment advisory subsidiary that intents to purchase on behalf of its clients the above-named Reportable Security in the same Initial Public Offering or Private Placement as the one in which I am investing.



3. I agree that if any of the certifications provided in this letter should change or cease to be true, I will notify you immediately.



      By,
      Name:------------------------
          [BENEFICIAL OWNER]

                                                                      Appendix B








--------------------------------------------------------------------------------
Covered Person Last Name        First Name                           Mid Initial

--------------------------------------------------------------------------------
Department                                                            Phone Ext.



                  ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS,
                PERSONAL HOLDINGS REPORT AND ANNUAL CERTIFICATION

 Please specify:      __ Initial Report      or  __ Annual Renewal (You were
                       (New Covered Person)        (previously a Covered Person)


1.   Acknowledgement

I acknowledge that I have received the Legg Mason Code of Ethics, effective April 2, 2007, and I represent that:

     a. I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to the Code.

     b. I agree that in case of a violation, I may be subject to various possible sanctions (pursuant to section III.B of the Code) as determined by the Compliance Department. Possible sanctions include verbal and written warnings, fines, trading suspensions, reversal of trades by which I agree to disgorge and forfeit any profits or absorb any loss on prohibited transactions, termination of employment, civil referral to the Securities and Exchange Commission, and criminal referral in accordance with the requirements of the Code.

     c.  I will comply with the Code of Ethics in all other respects.

2.   Personal Holdings Report

The following is a list of all Securities Accounts and Reportable Securities in which I have a Beneficial Interest, and such information is current as of a date no more than 45 days prior to the date hereof.

     a. Approved Securities Accounts and Retirement Accounts.

         (i) Provide the information requested below for each securities account or retirement account, in which you have Beneficial Interest, with an approved financial intermediary or retirement plan sponsor. Indicate "N/A" or "None" if appropriate.

         (ii) The financial intermediaries currently approved by the Compliance Department are Smith Barney, Merrill Lynch, Fidelity, Schwab, A.G. Edwards, TD Ameritrade, E*Trade, Legg Mason Investor Services (for investments in the Legg Mason and Legg Mason Partners Funds held directly with the Funds), Citibank Investor Services , the Legg Mason Employee Stock Purchase Plan and the special purpose Legg Mason stock option and restricted stock-only accounts established on behalf of Legg Mason employees at Deutsche Bank/Alex Brown.

         (iii) The approved Retirement Plans are the Legg Mason 401(k) Savings Plan and the Citigroup Retirement Savings Plan.


------------------------------------ ------------------------ --------------------------------------------- ------------------------
         NAME OF BROKER DEALER            ACCOUNT TITLE
                                       acct holder's name                     RELATIONSHIP
          or RETIREMENT PLAN             and (acct type)        if acct holder is not the Covered Person         ACCOUNT NUMBER
------------------------------------ ------------------------ --------------------------------------------- ------------------------
------------------------------------ ------------------------ --------------------------------------------- ------------------------

------------------------------------ ------------------------ --------------------------------------------- ------------------------
------------------------------------ ------------------------ --------------------------------------------- ------------------------

------------------------------------ ------------------------ --------------------------------------------- ------------------------
------------------------------------ ------------------------ --------------------------------------------- ------------------------

------------------------------------ ------------------------ --------------------------------------------- ------------------------
------------------------------------ ------------------------ --------------------------------------------- ------------------------

------------------------------------ ------------------------ --------------------------------------------- ------------------------
------------------------------------ ------------------------ --------------------------------------------- ------------------------

------------------------------------ ------------------------ --------------------------------------------- ------------------------
------------------------------------ ------------------------ --------------------------------------------- ------------------------

------------------------------------ ------------------------ --------------------------------------------- ------------------------
------------------------------------ ------------------------ --------------------------------------------- ------------------------

     b.  Outside Securities Accounts

         (i) Provide the information requested below for each Outside Securities Account, in which you have Beneficial Interest. Indicate "N/A" or "None" if appropriate.

         (ii) An Outside Securities Account is any securities account in which you have a Beneficial Interest other than the securities accounts identified in your response to part 2.a above.

         (iii) If you have not received Compliance Department approval for an Outside Securities Account identified below, please attach a complete "Request for Approval of an Outside Securities Account (Appendix C) and contact the Compliance Department immediately.

         (iv) If you have received Compliance Department approval, you agree that by submitting this Annual Certification you are reaffirming that the representations submitted by you upon which such approval was granted remain true and complete in all material respects, and that you are in compliance with any requirements established by the Compliance Department as a condition for the granting of such approval.

         (v) You also agree that you have made arrangements for the Compliance Department to receive, directly from the applicable financial intermediary, duplicate copies of each confirmation and periodic statement issued by such financial intermediary in respect of such Outside Securities Account.


------------------------ ----------------------- ---------------------------- --------------------------- ------------------------
                             ACCOUNT TITLE               RELATIONSHIP                 ACCOUNT NUMBER             APPROVED
      NAME OF BROKER       acct holder's name        if acct holder is not                                    by Compliance?
           DEALER           and (acct type)           the Covered Person                                           (Y/N)
------------------------ ----------------------- ---------------------------- --------------------------- ------------------------
------------------------ ----------------------- ---------------------------- --------------------------- ------------------------

------------------------ ----------------------- ---------------------------- --------------------------- ------------------------
------------------------ ----------------------- ---------------------------- --------------------------- ------------------------

------------------------ ----------------------- ---------------------------- --------------------------- ------------------------
------------------------ ----------------------- ---------------------------- --------------------------- ------------------------

------------------------ ----------------------- ---------------------------- --------------------------- ------------------------
------------------------ ----------------------- ---------------------------- --------------------------- ------------------------

------------------------ ----------------------- ---------------------------- --------------------------- ------------------------
------------------------ ----------------------- ---------------------------- --------------------------- ------------------------

------------------------ ----------------------- ---------------------------- --------------------------- ------------------------
------------------------ ----------------------- ---------------------------- --------------------------- ------------------------

------------------------ ----------------------- ---------------------------- --------------------------- ------------------------
------------------------ ----------------------- ---------------------------- --------------------------- ------------------------

------------------------ ----------------------- ---------------------------- --------------------------- ------------------------
------------------------ ----------------------- ---------------------------- --------------------------- ------------------------

------------------------ ----------------------- ---------------------------- --------------------------- ------------------------
------------------------ ----------------------- ---------------------------- --------------------------- ------------------------

     c.  Outside Retirement Accounts

         (i) Provide the information requested below for each Outside Retirement Account, in which you have Beneficial Interest. Indicate "N/A" or "None" if appropriate.

         (ii) An Outside Retirement Account is any retirement account in which you have a Beneficial Interest other than the retirement accounts identified in your response to part 2.a above.

         (iii) If applicable, please also attach a completed Annual Certificate for Outside Retirement Accounts (Appendix F).

         (iv) For any Outside Retirement Account for which you are unable to submit an Annual Certificate, you agree and confirm that you have made arrangements for the Compliance Department to receive, directly from the applicable financial intermediary, duplicate copies of each confirmation and periodic statement issued by such financial intermediary in respect of such Outside Retirement Account.


------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------
    NAME OF          ACCOUNT TITLE            RELATIONSHIP          ACCOUNT             ANNUAL/              DUPLICATE CONFIRMS
   RETIREMENT        acct holder's            if acct holder        NUMBER             QUARTERLY               AND STATEMENTS
    PLAN                  name                  is not the                       CERTIFICATE ATTACHED?         BEING PROVIDED TO
                    and (acct type)          Covered Person                              (Y/N)                COMPLIANCE (Y/N)
------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------
------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------

------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------
------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------

------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------
------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------

------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------
------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------

------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------
------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------

------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------
------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------

------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------
------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------

------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------
------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------

------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------
------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------

------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------
------------------ ------------------- ------------------------ --------------- ------------------------ ---------------------------

     d. Mutual Fund Only Accounts, Managed Accounts and Dividend Reinvestment Plans.

         (i) Provide the information requested below for each Mutual Fund Only Account, Managed Account or Dividend Reinvestment Plan in which you have a Beneficial Interest. Indicate "N/A" or "None" if appropriate.

         (ii) If you have not delivered a completed Certificate for Managed Accounts and Mutual Fund Only Accounts (Appendix D) for each such account identified below, please attach a completed certificate and contact Compliance immediately.

         (iii) If you have delivered a completed Certificate, please note that by submitting this Annual Certification you are reaffirming that the representations given by you in such Certificate remain true and complete in all material respects.



---------------------------------- -------------------- ----------------------------------- --------------------- ------------------
       NAME OF BROKER DEALER,         ACCOUNT TITLE                RELATIONSHIP                ACCOUNT NUMBER           APPROVED
       BANK, OR MUTUAL FUND
              or                   acct holder's name   if acct holder is not the Covered                            by Compliance?
       INVESTMENT ADVISER            and (acct type)                  Person                                             (Y/N)
---------------------------------- -------------------- ----------------------------------- --------------------- ------------------
---------------------------------- -------------------- ----------------------------------- --------------------- ------------------

---------------------------------- -------------------- ----------------------------------- --------------------- ------------------
---------------------------------- -------------------- ----------------------------------- --------------------- ------------------

---------------------------------- -------------------- ----------------------------------- --------------------- ------------------
---------------------------------- -------------------- ----------------------------------- --------------------- ------------------

---------------------------------- -------------------- ----------------------------------- --------------------- ------------------
---------------------------------- -------------------- ----------------------------------- --------------------- ------------------

---------------------------------- -------------------- ----------------------------------- --------------------- ------------------
---------------------------------- -------------------- ----------------------------------- --------------------- ------------------



     e.  Other Securities

     (i) If you have Beneficial Interests in any Securities that are not listed above (e.g., physical stock certificates or private equity investments), list them below. Indicate "N/A" or "None" if appropriate.


-------------------------- ---------------------------- ---------------------------------- ------------------------------
          NAME OF                   RELATIONSHIP                 NAME OF SECURITY          NUMBER OF SHARES / PRINCIPAL
       SECURITY OWNER           if security owner
                                   is not the
                                  Covered Person                                                     AMOUNT
-------------------------- ---------------------------- ---------------------------------- ------------------------------
-------------------------- ---------------------------- ---------------------------------- ------------------------------

-------------------------- ---------------------------- ---------------------------------- ------------------------------
-------------------------- ---------------------------- ---------------------------------- ------------------------------

-------------------------- ---------------------------- ---------------------------------- ------------------------------
-------------------------- ---------------------------- ---------------------------------- ------------------------------

-------------------------- ---------------------------- ---------------------------------- ------------------------------
-------------------------- ---------------------------- ---------------------------------- ------------------------------

-------------------------- ---------------------------- ---------------------------------- ------------------------------
-------------------------- ---------------------------- ---------------------------------- ------------------------------

-------------------------- ---------------------------- ---------------------------------- ------------------------------
-------------------------- ---------------------------- ---------------------------------- ------------------------------

3.   Certification

     a. [Annual Renewals Only] I hereby certify that since the date of the last Acknowledgement, Personal Holdings Report and Annual Certification executed by me in accordance with the requirements of the Code, I have fully complied with all applicable requirements of the Code. In particular, in connection with each Securities Transaction that I have engaged in since such date, I hereby certify that:

         i. I was not in possession of any material nonpublic information regarding the Security or the issuer of the Security;

         ii. I did not engage in such transaction with the intent of raising, lowering, or maintaining the price of that Security or to create a false appearance of active trading;

         iii. I was not in possession of any non-public information to the effect that (i) a Legg Mason Registered Adviser was or may have been considering an investment in or sale of such Security on behalf of their clients or (ii) had or may have had an open order in such Security on behalf of their clients;

         iv. If the transaction involved a Legg Mason security, I complied with the requirements of the "Legg Mason, Inc. Policies and Procedures Regarding Acquisitions and Dispositions of Legg Mason Securities;" and

         v. If the Security was acquired in an initial public offering or private placement, I obtained the prior written approval of the Compliance Department.


     b. I further certify that the information on this form is accurate and complete in all material respects.


------------------------
Covered Person's Name


------------------------------------                 ------------------
Covered Person's Signature                           Date

                                                                      Appendix C

                             REQUEST FOR APPROVAL OF
                          AN OUTSIDE SECURITIES ACCOUNT


To:      Legg Mason Compliance Department


1. Pursuant to Section II.D.2.c of the Legg Mason & Co. LLC Code of Ethics (the "Code"), I hereby request that the Compliance Department approve the following Outside Securities Accounts:

         Account Name                 Account Number             Firm
         ---------------------------------------------------------------

         ---------------------------------------------------------------

2. I am requesting this approval for the following reasons. I understand that the Compliance Department will only grant this approval under extraordinary circumstances:

         ---------------------------------------------------------------

         ---------------------------------------------------------------

         ---------------------------------------------------------------

         ---------------------------------------------------------------



3. I agree to arrange for the Compliance Department to receive from the applicable broker-dealer, bank or other financial intermediary, duplicate copies of each confirmation and periodic statement issued by such financial intermediary in respect of the above-named account(s) in accordance with Section II.D.3.b.i. of the Code.


4. I agree to promptly input into Sunguard/PTA all initially required information relating to any holdings in the above-mentioned account and to notify the Compliance Department on the same day of any subsequent Securities Transactions in such account in accordance with the requirements of Section II.D.3.b.iii of the Code.


5. I agree that if any of the certifications provided in this letter should change or cease to be true, I will notify you immediately.



         By,
         Name:------------------------
              [BENEFICIAL OWNER]

                                                                      Appendix D


                      CERTIFICATES FOR MANAGED ACCOUNTS OR
                            MUTUAL-FUND ONLY ACCOUNTS

[Managed Accounts]

To:      Legg Mason Compliance Department


Pursuant to Section II.D.2.b.i of the Legg Mason & Co. LLC Code of Ethics (the "Code"), I hereby certify as follows:

(1) The following securities accounts in which I have a Beneficial Interest are Managed Accounts, as such term is defined in Section IV.C. of the
         Code:


         Account Name                     Account Number            Firm
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------


(2) I do not have or exercise any investment discretion over the investments held in the Accounts. In particular, I have no knowledge of, and am neither consulted nor advised of, any trades on my behalf in the Accounts before they are executed.


(3) I acknowledge that I will be required to disclose all Managed Accounts in which I have a Beneficial Interest to you annually, and to make statements for the Managed Accounts available for review upon your request.


(4) I agree that complete submission of this certification via Sunguard/PTA shall be binding upon me.


(5) I agree that if any of the certifications provided in this letter should change or cease to be true, I will notify you immediately.


(6) To verify the information contained in this certification, I authorize the Legg Mason Compliance Department to contact the manager of my accounts, whose name, title and contact information are as follows:

                  Manager Name:_______________________________

                  Firm:________________________________________

                  Telephone Number:____________________________

                  E-mail:_______________________________________


         By,
         Name: ------------------------
                [BENEFICIAL OWNER]

[Mutual Fund Only Accounts]

To:      Legg Mason Compliance Department


Pursuant to Section II.D.2.b.i of the Legg Mason & Co. LLC Code of Ethics (the "Code"):

1. I hereby certify that the following securities accounts are Mutual Funds-Only Accounts, as such term is defined in Section IV.C. of the
         Code:

         Account Name             Account Number             Firm Name
         ----------------------------------------------------------
         ----------------------------------------------------------
         ----------------------------------------------------------

2. I acknowledge that I will be required to disclose all Mutual Fund-Only Accounts in which I have a Beneficial Interest to you annually, and to make statements for the Mutual Fund-Only Accounts available for review upon your request.


3. I agree that complete submission of this certification via Sunguard/PTA shall be binding upon me.


4. I agree that if any of the certifications provided in this letter should change or cease to be true, I will notify you immediately.



         By,
         Name: ____________________________
               [BENEFICIAL OWNER]

                                                                      Appendix E




               FORM LETTER TO REQUEST DUPLICATE CONFIRMATIONS AND
                PERIODIC STATEMENTS FROM FIANCIAL INTERMEDIARIES



                                                           (Date)


(Name and
Address)


         Subject: Account #





Dear                                       :
     --------------------------------------


         My employer, Legg Mason & Co. LLC, is affiliated with a number of investment advisers that are registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and with the principal underwriter to a number of investment companies registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Pursuant to my employer's Code of Ethics and Rules 17j-1 under the Investment Company Act and 204a-1 under the Advisers Act, please send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account directly to:

                   (Name and Address of Individual Responsible
            for Reviewing Periodic Holdings and Transaction Reports)

         Thank you for your cooperation. If you have any questions, please contact me or (Name of Individual Responsible for Reviewing Periodic Holdings and Transaction Reports) at _______________________________.


                                                                      Sincerely,


                                                        (Name of Covered Person)

                                                                      Appendix F


               ANNUAL CERTIFICATE FOR OUTSIDE RETIREMENT ACCOUNTS




To:      Legg Mason Compliance Department


Pursuant to Section II.D.3.c of the Legg Mason & Co. LLC Code of Ethics (the "Code"), I hereby certify as follows:

1. For the following Outside Retirement Accounts identified in my response to section 2.c of my annual Personal Holding Report:

         Account Name                      Account Number            Firm
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

         a. These Accounts hold no shares of a Reportable Fund or Reportable Security as defined in Section IV.C.


         b. No Securities Transactions involving a Reportable Fund or Reportable Security has been executed in these Accounts during the previous year.

2. I acknowledge that I will be required to disclose all Accounts in which I have a Beneficial Interest to you annually, and to make statements for such Accounts available for review upon your request.

3. I agree that complete submission of this certification via Sunguard/PTA shall be binding upon me.

4. I agree that if any of the certifications provided in this letter should change or cease to be true, I will notify you immediately.



         By,
         Name:------------------------
              [BENEFICIAL OWNER]